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Exhibit 10.27

LETTER AMENDMENT NO. 6
TO
SECOND AMENDED AND RESTATED MASTER SHELF AGREEMENT

March 1, 2002

The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

        We refer to the Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective January 31, 1996), as amended by Letter Amendment No. 1 dated November 21, 1997, Letter Amendment No. 2 dated March 31, 1999, Limited Waiver, Consent, Release and Amendment No. 3 dated June 1, 1999, Limited Waiver, Consent, Release and Amendment No. 4 dated August 25, 2000 and Letter Amendment No. 5 dated March 30, 2001 (as amended, the "Agreement") among the undersigned, Western Gas Resources, Inc. (the "Company") and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

        It is hereby agreed by you and us as follows:

        The Agreement is, effective the date first above written, hereby amended as follows:

        (a)  Paragraph 6A(3). Total Debt Maintenance. Paragraph 6A(3) of the Agreement is amended in its entirety to read as follows:

          "6A(3). Total Debt Maintenance. The sum of Adjusted Consolidated Debt plus Excess Lease Payments at any time to exceed (i) from October 1, 1998 through December 31, 2001, 60% of the sum of Consolidated Net Tangible Assets plus Excess Lease Payments and (ii) from and after January 1, 2002, 55% of the sum of Consolidated Net Tangible Assets plus Excess Lease Payments. In any event, for purposes of determining compliance with this paragraph 6A(3), Adjusted Consolidated Debt shall include without duplication and without limitation all indebtedness included in determining compliance with the similar covenant in the NCNB Agreement."

        (b)  Paragraph 6A(4). Senior Debt Maintenance. Paragraph 6A(4) of the Agreement is amended in its entirety to read as follows:

          "6A(4). Senior Debt Maintenance. The sum of Adjusted Consolidated Senior Debt plus Excess Lease Payments at any time to exceed (i) from January 1, 1999 until the completion of the 1999 Action Plan, 60% of the sum of Consolidated Net Tangible Assets plus Excess Lease Payments, (ii) from and after completion of the 1999 Action Plan through March 31, 2002, 40% of the sum of Consolidated Net Tangible Assets plus Excess Lease Payments and (iii) from and after April 1, 2002, 35% of the sum of Consolidated Net Tangible Assets plus Excess Lease Payments. In any event, for purposes of determining compliance with this paragraph 6A(4), Adjusted Consolidated Senior Debt shall include without duplication and without limitation all indebtedness included in determining compliance with the similar covenant in the NCNB Agreement."

        (c)  Paragraph 6A(7). Senior Debt to EBITDA. Paragraph 6A(7) of the Agreement is amended in its entirety to read as follows:

          "6A(7). Senior Debt to EBITDA. As of any date of determination (i) from the date on which the 1999 Action Plan is completed through December 31, 1999, the ratio of the sum of Senior Debt plus Excess Lease Payments to EBITDA for the period of four fiscal quarters most recently ended to be greater than 4.50 to 1.00 and (ii) from and after January 1, 2000, the ratio of the sum of Senior Debt plus Excess Lease Payments to EBITDA for the period of four fiscal quarters most recently ended to be greater than 4.00 to 1.00."

        (d)  Paragraph 6C(6). Lease Rentals. Paragraph 6C(6) of the Agreement is amended in its entirety to read as follows:

          "6C(6). Lease Rentals. Except for oil, gas and mineral leases, real estate leases for office space used by the Company, and except for leases for transportation equipment, including over-the-road trucks and tankers, data processing and other office equipment used in the ordinary course of business, enter into or permit to remain in effect, any agreements to rent or lease (as lessee) any real or personal property if after giving effect thereto the aggregate amount of all sums payable by the Company and all Subsidiaries over the remaining lives of all such Leases in the aggregate would exceed $75,000,000."

        (e)  Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by adding thereto in alphabetical order the following definitions:

          "Excess Lease Payments' shall mean all amounts payable under leases, throughout the life of such leases, whether or not such payments are capitalized in accordance with GAAP, to the extent such payments exceed $35,000,000 in the aggregate, excluding obligations arising under oil and gas leases, real estate leases for office space used by the Company or any Subsidiary, and leases for vehicles, office equipment and data processing equipment."

        (f)    Schedule 6C(3). Joint Ventures. Schedule 6C(3) of the Agreement is hereby amended in its entirety to read as set forth on Schedule 6C(3) attached hereto:

          On and after the effective date of this Letter Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

        This Letter Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Letter Amendment.

        If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment to the Company at its address at 12200 N. Pecos Street, Denver, CO 80234, Attention of Chief Financial Officer. This Letter Amendment shall become effective as of the date first above written when and if counterparts of this Letter Amendment shall have been executed by us and you and the consent attached hereto shall have been executed by the Guarantors.

Very truly yours,
WESTERN GAS RESOURCES, INC.
By:	Title:

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	Vice President
PRUCO LIFE INSURANCE COMPANY
By:	Vice President

CONSENT

        Each of the undersigned is a Guarantor ("Guarantor" and, collectively "Guarantors") under separate guaranties (each being a "Guaranty") in favor of The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential") with respect to the obligations of Western Gas Resources, Inc. (the "Company") under that certain Second Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective January 31, 1996) as amended by Letter Amendment No. 1 dated November 21, 1997, Letter Amendment No. 2 dated March 31, 1999, Limited Waiver, Consent, Release and Amendment No. 3 dated June 1, 1999, Limited Waiver, Consent, Release and Amendment No. 4 dated August 25, 2000 and Letter Amendment No. 5 dated March 30, 2001 (as amended, the "Agreement"). Prudential and the Company are entering into that certain Letter Amendment No. 6 to Second Amended and Restated Master Shelf Agreement, dated as of March 1, 2002 (the "Amendment"). Each of the undersigned hereby consents to the Amendment and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all words of like import referring to the Agreement shall mean the Agreement as amended by the Amendment, as the same may be further amended or modified from time to time.

        Dated as of March 1, 2002

LANCE OIL & GAS COMPANY, INC.
MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
WESTERN GAS RESOURCES—TEXAS, INC.
WESTERN GAS WYOMING, L.L.C.

By:	William J. Krysiak, as Chief Financial Officer of each of the above-named companies.

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  Exhibit 10.27